Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2021 RESULTS

Third quarter GAAP net income of $10.0 million or $0.21 per diluted common share and
Distributable Earnings(1) of $17.5 million or $0.37 per diluted common share

Closed $485 million of new loan commitments

- Subsequent to end of third quarter -

Declared fourth quarter 2021 dividend of $0.33 per diluted common share and a supplemental dividend of $0.02 per diluted common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $10.0 million or $0.21 per diluted common share and Distributable Earnings(1) of $17.5 million or $0.37 per diluted common share for the third quarter of 2021.

“ACRE delivered another quarter of strong and stable Distributable Earnings supported by robust new investment activity,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “During the third quarter, we fully deployed the proceeds from our June equity offering, which enabled us to grow our loan portfolio by more than 30% versus the same period a year ago.”

“Based on our strong actual results year-to-date and continued confidence in our outlook, we expect to more than fully cover our regular and supplemental dividends from our Distributable Earnings for the year,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “Looking forward, as most of our loans are floating rate combined with interest rate hedges on our liabilities, we believe that we are well-positioned to benefit should short-term interest rates materially increase.”

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(1) Beginning in the fourth quarter of 2020, the non-GAAP financial measure of Core Earnings was renamed to Distributable Earnings. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

COMMON STOCK DIVIDEND

On July 30, 2021, the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the third quarter of 2021. The third quarter 2021 dividend and supplemental cash dividend were paid on October 15, 2021 to common stockholders of record as of September 30, 2021.

On November 3, 2021, the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the fourth quarter of 2021. The fourth quarter 2021 dividend and supplemental cash dividend will be payable on January 19, 2022 to common stockholders of record as of December 31, 2021.

ADDITIONAL INFORMATION

The Company issued a presentation of its third quarter 2021 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2021 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 with the U.S. Securities and Exchange Commission on November 3, 2021.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, November 3, 2021, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter 2021 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 7647248 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 17, 2021 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10159872. An archived replay will also be available through November 17, 2021 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 18, 2021 and the risk factors described in Part II, Item 1A. Risk Factors in the Company's Quarterly Report on Form 10-Q, filed with the SEC on November 3, 2021. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Cash and cash equivalents	$15,787	$74,776
Loans held for investment ($1,135,660 and $550,590 related to consolidated VIEs, respectively)	2,363,499	1,815,219
Current expected credit loss reserve	(22,691)	(23,604)
Loans held for investment, net of current expected credit loss reserve	2,340,808	1,791,615
Real estate owned, net	36,695	37,283
Other assets ($2,524 and $1,079 of interest receivable related to consolidated VIEs, respectively; $47,618 and $6,410 of other receivables related to consolidated VIEs, respectively)	73,395	25,823
Total assets	$2,466,685	$1,929,497
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$656,014	$755,552
Notes payable	47,381	61,837
Secured term loan	60,000	110,000
Collateralized loan obligation securitization debt (consolidated VIEs)	940,133	443,871
Secured borrowings	59,962	59,790
Due to affiliate	3,947	3,150
Dividends payable	16,523	11,124
Other liabilities ($549 and $391 of interest payable related to consolidated VIEs, respectively)	9,982	11,158
Total liabilities	1,793,942	1,456,482
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2021 and December 31, 2020 and 47,001,821 and 33,442,332 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	464	329
Additional paid-in capital	701,370	497,803
Accumulated other comprehensive income	19	—
Accumulated earnings (deficit)	(29,110)	(25,117)
Total stockholders' equity	672,743	473,015
Total liabilities and stockholders' equity	$2,466,685	$1,929,497

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Interest income	$34,023	$30,626	$95,587	$91,908
Interest expense	(12,669)	(11,875)	(35,900)	(40,450)
Net interest margin	21,354	18,751	59,687	51,458
Revenue from real estate owned	5,850	3,623	12,271	10,032
Total revenue	27,204	22,374	71,958	61,490
Expenses:
Management and incentive fees to affiliate	3,175	1,847	8,693	5,771
Professional fees	480	639	1,880	2,202
General and administrative expenses	1,119	969	3,470	2,797
General and administrative expenses reimbursed to affiliate	773	802	2,313	2,890
Expenses from real estate owned	5,339	4,046	12,458	13,976
Total expenses	10,886	8,303	28,814	27,636
Provision for current expected credit losses	6,367	(1,048)	(756)	22,063
Realized losses on loans sold	—	4,008	—	4,008
Change in unrealized losses on loans held for sale	—	(3,998)	—	—
Income before income taxes	9,951	15,109	43,900	7,783
Income tax expense, including excise tax	—	181	593	350
Net income attributable to common stockholders	$9,951	$14,928	$43,307	$7,433
Earnings per common share:
Basic earnings per common share	$0.21	$0.45	$1.06	$0.23
Diluted earnings per common share	$0.21	$0.44	$1.05	$0.22
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	46,957,339	33,337,445	40,840,453	32,852,553
Diluted weighted average shares of common stock outstanding	47,209,469	33,550,444	41,120,751	33,072,085
Dividends declared per share of common stock(1)	$0.35	$0.33	$1.05	$0.99

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Beginning in the fourth quarter of 2020, the non-GAAP financial measure of Core Earnings was renamed to Distributable Earnings to more appropriately reflect the principal purpose of the measure. Distributable Earnings helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three and twelve months ended September 30, 2021 ($ in thousands):

	For the three months ended September 30, 2021	For the twelve months ended September 30, 2021
Net income attributable to common stockholders	$9,951	$57,713
Stock-based compensation	428	1,828
Incentive fees to affiliate	572	2,456
Depreciation of real estate owned	225	898
Provision for current expected credit losses	6,367	(2,633)
Distributable Earnings	$17,543	$60,262

Net income attributable to common stockholders	$0.21	$1.48
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	0.01	0.06
Depreciation of real estate owned	—	0.02
Provision for current expected credit losses	0.14	(0.07)
Basic Distributable Earnings per common share	$0.37	$1.55

Net income attributable to common stockholders	$0.21	$1.47
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	0.01	0.06
Depreciation of real estate owned	—	0.02
Provision for current expected credit losses	0.13	(0.07)
Diluted Distributable Earnings per common share	$0.37	$1.54